                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 7, 2003



                           PILGRIM'S PRIDE CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                      1-9273                  5-1285071
(State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)               File Number)         Identification No.)


                 110 SOUTH TEXAS STREET
                    PITTSBURG, TEXAS                    75686-0093
        (Address of principal executive offices)        (ZIP Code)


       Registrant's telephone number, including area code: (903) 855-1000


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ITEM 5. OTHER EVENTS

Pilgrim's Pride Corporation signed an agreement on June 7, 2003 to purchase the chicken division of ConAgra Foods, Inc. for a combination of cash, stock and debt valued at approximately $590 million. Under the terms of the agreement, ConAgra will receive $100 million in cash, approximately $235 million of Pilgrim's Pride's Class A common stock (based on a closing stock price for the Class A common stock of $6 on June 6, 2003), with the balance payable by a subordinated note bearing a coupon rate of 10.5% and due in March 2011.

The actual number of shares of Class A common stock issued by Pilgrim's Pride to ConAgra as part of the payment for the business will be the lesser of 39.4 million or the number of shares determined by taking 45% of the estimated purchase price, divided by the greater of (i) the volume weighted average trading price for the period June 10, 2003 through five trading days prior to the closing, or (ii) $5.35. Pilgrim's Pride is not required to issue more than
39.4 million shares of its Class A common stock in total. The remaining balance of the purchase price will be paid with the subordinated note. Because the number of shares actually issued by Pilgrim's Pride to ConAgra could fluctuate, the components of the purchase price represented by Pilgrim's Pride debt and equity may differ from the amounts cited above.

If the average closing price for the shares of Class A common stock is less than $5.35 for the period measured prior to closing, Pilgrim's Pride has the option to provide additional cash, notes and/or stock to make up the difference between $5.35 and the volume weighted average share price for the period measured. If Pilgrim's Pride does not provide additional cash, notes and/or stock to make up that difference, ConAgra Foods has the right to terminate the agreement.

After the transaction, ConAgra's fresh chicken requirements will be supplied at market terms by Pilgrim's Pride for use in ConAgra's branded products. The closing of the transaction is subject to closing conditions and shareholders representing a majority of Pilgrim's Pride's current shareholder votes have agreed to vote in favor of the issuance of the shares of Class A common stock in the transaction. The press release announcing the transaction together with the definitive purchase agreement are attached as exhibits and incorporated herein by reference. The foregoing summary and the press release are not complete and are qualified in their entirety by reference to the definitive purchase agreement attached hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.
     --------

       EXHIBIT
       NUMBER                                   DESCRIPTION
       -------                                  -----------

         99.1     Press Release dated June 9, 2003

         99.2 Stock Purchase Agreement dated June 7, 2003 by and between Pilgrim's Pride Corporation and ConAgra Foods, Inc.

         99.3 Exhibit 1.1(a) to the Stock Purchase Agreement - Applicable Accounting Principles

         99.4     Exhibit 1.1(b) to the Stock Purchase Agreement - Business
                  Facilities

         99.5 Exhibit 1.1(c) to the Stock Purchase Agreement - ConAgra Supply Agreement

         99.6 Exhibit 1.1(d) to the Stock Purchase Agreement - Environmental License Agreement

         99.7 Exhibit 1.1(f) to the Stock Purchase Agreement - Molinos Supply Agreement

         99.8 Exhibit 1.1(g) to the Stock Purchase Agreement - Montgomery Supply Agreement

         99.9 Exhibit 1.1(i) to the Stock Purchase Agreement - Registration Rights Agreements

         99.10 Exhibit 1.1(k) to the Stock Purchase Agreement - Subordinated Promissory Note

         99.11 Exhibit 1.1(m) to the Stock Purchase Agreement - Transition Trademark License Agreement

         99.12    Exhibit 1.1(n) to the Stock Purchase Agreement - Voting
                  Agreement

         99.13 Exhibit 9.2.1 to the Stock Purchase Agreement - Amendment to Buyer's Certificate of Incorporation

         99.14    Exhibit 9.4.3 to the Stock Purchase Agreement - Retained
                  Assets



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                PILGRIM'S PRIDE CORPORATION



Date: June 9, 2003            By:  /s/ Richard A. Cogdill
                                   --------------------------------------------
                                   Richard A. Cogdill
                                   Executive Vice President, Chief Financial
                                   Officer, Secretary and Treasurer



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                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                                  DESCRIPTION
       -------                                 -----------
         99.1     Press Release dated June 9, 2003

         99.2     Stock Purchase Agreement dated June 7, 2003 by and between Pilgrim's Pride Corporation and
                  ConAgra Foods, Inc.

         99.3     Exhibit 1.1(a) to the Stock Purchase Agreement - Applicable Accounting Principles

         99.4     Exhibit 1.1(b) to the Stock Purchase Agreement - Business Facilities

         99.5     Exhibit 1.1(c) to the Stock Purchase Agreement - ConAgra Supply Agreement

         99.6     Exhibit 1.1(d) to the Stock Purchase Agreement - Environmental License Agreement

         99.7     Exhibit 1.1(f) to the Stock Purchase Agreement - Molinos Supply Agreement

         99.8     Exhibit 1.1(g) to the Stock Purchase Agreement - Montgomery Supply Agreement

         99.9     Exhibit 1.1(i) to the Stock Purchase Agreement - Registration Rights Agreements

         99.10    Exhibit 1.1(k) to the Stock Purchase Agreement - Subordinated Promissory Note

         99.11    Exhibit 1.1(m) to the Stock Purchase Agreement - Transition Trademark License Agreement

         99.12    Exhibit 1.1(n) to the Stock Purchase Agreement - Voting Agreement

         99.13    Exhibit 9.2.1 to the Stock Purchase Agreement - Amendment to Buyer's Certificate of
                  Incorporation

         99.14    Exhibit 9.4.3 to the Stock Purchase Agreement - Retained Assets